Exhibit 4.(a).2.2

State of Israel
Ministry of Communications
The Director-General

General License to Partner Communications Ltd. for the Provision of
Mobile Radio Telephone Services via the Cellular Method (MRT)

Amendment no. 90

By virtue of the authority of the Minister of Communications pursuant to section 4(e) of the Communications Law (Telecommunications and Broadcasting), 5742 – 1982, which has been delegated to me, and by virtue of all of my other authorities pursuant to any law, and after I considered the arguments of Partner Communications Ltd. (hereinafter: “Partner”), I hereby amend the General License for the Provision of Mobile Radio Telephone Services via the Cellular Method (MRT), which was granted to Partner on April 7, 1998, as follows:

Amendment to clause 55	1.	In clause 55.4(a)(1), after the words “in clause 75.d”, the following will be added: “a change in tariffs as stated in clause 78”, and after the words “included in the agreement;”, the following will be added: “the Licensee shall not be able to complete the execution of the transaction as long as the said additional telephone number is not indicated in the engagement agreement; insofar as the engagement agreement is for only one telephone number that is not being added to an existing account that includes one or more telephone numbers, and a Subscriber is not interested in providing an additional telephone number, then the Licensee shall list the Subscriber’s telephone number in the engagement agreement as the additional telephone number;”.[1]
	2.

In clause 55.4(a):

Subclause (3a) will be marked (3b);

Subclause (3b) will be marked (3c);

Subclause (3c) will be marked (3d);

Subclause (3d) will be marked (3e);

Subclause (3e) will be marked (3f);

Subclause (3f) will be marked (3g)

	3.	In clause 55.4(a)(3), the paragraph beginning with the words “Insofar as the engagement agreement” and ending with the words “and the tariff for exceeding the quota in the plan” will be replaced with:

1          The amendment to clause 55.4(a)(1) will come into effect on 28 Sivan 5778 (June 11, 2018).

“(3a)[2]	Insofar as the engagement agreement includes international services, such as a minutes package or plan for calls abroad, the Licensee must act according to one of the following alternatives:
	(1)	It must specify its rates, the quota of minutes allocated in it, the international access code that must be dialed, the countries included in it, the type of targets in those countries (fixed-line, mobile) and the tariffs for exceeding the quota in the package;
	(2)	It must specify its rates, the quota of minutes allocated in it, the international access code that must be dialed, the countries included in it, the type of targets in those countries (fixed-line, mobile) and a link to or the address of the landing page of the website of the international operator of the international telecommunications system through which the calls abroad are being made, which must at all times be valid and up-to-date, which displays the call tariffs to destinations abroad by type of target (fixed-line, mobile) and by type of customer (Subscriber, incidental). The Licensee must state what type of customer shall be charged, according to its tariffs, in respect of exceeding the quota in the package;
	(3)	It must specify its rates, the quota of minutes allocated in it, the international access code that must be dialed, the type of targets in the destination countries (fixed-line, mobile) and a link to or the address of the landing page of the Licensee’s website that includes only the destination countries and the tariffs for exceeding the quota in the package.”

2          The amendment to clause 55.4(a)(3a) will come into effect on 28 Sivan 5778 (June 11, 2018).

4.	The following will be added after clause 55.4(a)(3g):
	“(3h)[3]	A Subscriber’s deadline for activating the SIM card, or the number of days after the execution of the engagement during which a Subscriber may activate the SIM card, insofar as this is relevant to the engagement agreement.”
5.	That stated in clause 55.4(a)(12) will be replaced by: “The Licensee must send the Plan Basics to a Split Business Subscriber via text message, with a link attached.”[4]
6.	In clause 55.4(a)(13), the word “monthly” will be deleted.
7.	In clause 55.4(a)(14), the words ““description of the service/benefit/credit /goods/payment”” will be replaced with: ““description”” and the words ““tariff for the service/sum of the benefit/credit/payment”” will be replaced with: ““tariffs”.”
8.	The following will be added after clause 55.4(a)(14):
“(15)

The Licensee must attach a separate letter to the two Telephone Bills of every existing private Subscriber, subsequent to 28 Sivan 5778 (June 11, 2018), bearing the Licensee’s name or logo, which shall provide an explanation regarding the nature of the additional telephone number, as specified in clause 55.4(a)(1), and furthermore, it must ask a Subscriber to indicate on the form to be attached to the said letter, which also bears the Licensee’s name or logo, his details, the additional telephone number and date and to sign it. On the said form, the Licensee must specify the address, facsimile number and electronic-mail address where the form may be sent after having been completed.

The Licensee must also enable the additional telephone number to be selected by telephone call to the telephone call center. The Licensee must indicate this possibility in the said separate letter and indicate the telephone number that may be called for the purpose of selecting the additional telephone number.

If a Subscriber selects the additional number using the form or by telephone call as stated, the Licensee must report the matter of the selection in the next Bill or in the subsequent Bill, while indicating the additional telephone number that was selected, in the space for notices to Subscribers, as specified in clause 8(d) in Annex E1.

Alternatively, the Licensee may indicate in the separate letter, in addition, that the selection of the additional telephone number may be done through the landing page on the Licensee’s website, while performing reliable identification of the Subscriber, in lieu of using a form as stated, and shall refer Subscribers to the said page. Upon completing the selection on the website, the Licensee must issue an automatic confirmation of a Subscriber’s selection, while indicating the additional telephone number that was selected.

In this clause, “existing private Subscriber” – a private Subscriber who engaged with the Licensee by 28 Sivan 5778 (June 11, 2018).”

3          The amendment to clause 55.4(a)(3h) will come into effect on 28 Sivan 5778 (June 11, 2018).
4          The amendment to clause 55.4(a)(12) will come into effect on 28 Sivan 5778 (June 11, 2018).

9.	The following will replace that stated in clause 55.4(a1)(9): “Insofar as at issue is a Split Business Subscriber, the Licensee must send the service access form to it, as marked by the Business Subscriber, via text message with a link attached; a Split Business Subscriber is allowed at any time to amend the service access form and to send it to the Licensee for its handling accordingly.”[5]
10.	Clause 55.4, subclause (a2) will be marked (a3).
11.	The following will be added to clause 55.4 after subclause (a1):
	“(a2)	(1)	a separate printed page, on which a Subscriber shall be required to mark his choice regarding the mode of receipt of the Bill and regarding the publication of his telephone number/s, which are billed in the Bill, on the internet and in the telephone directory, as specified in Annex E.3 (hereinafter – “Questionnaire”), to complete it as required and to sign at the bottom of the Questionnaire; the Questionnaire must be attached immediately behind the service access form.

5          The amendment to clause 55.4(a1)(9) will come into effect on 28 Sivan 5778 (June 11, 2018).

(2)	With regard to a Split Business Subscriber, solely a Business Subscriber is allowed to complete the Questionnaire. The Licensee must forward the Questionnaire to a Split Business Subscriber as completed by a Business Subscriber.
(3)

The Licensee must attach the Questionnaire to the two (2) frequent Telephone Bills that shall be sent one day after [two months after the effective date of the License amendment that relates to the Questionnaire] to a Subscriber who is not a new Subscriber. The Licensee must specify in each of the two Bills as stated, in the space for notices to Subscribers as specified in clause 8(d) in Annex E.1, the nature of the Questionnaire.

Alternatively, the Licensee may, in addition, indicate in a notice as stated that the Questionnaire may be completed through the landing page on the Licensee’s website, while performing reliable identification of Subscribers, in lieu of attaching it to the Bill as stated, and shall refer Subscribers to the said page. Upon completing the selection [sic – should be Questionnaire] on the website, the Licensee must issue an automatic confirmation of the Subscriber’s selection [sic – should be Questionnaire].

In this clause, “new Subscriber” – a Subscriber who engaged with the Licensee after 28 Sivan 5778 (June 11, 2018).

(4) Subscribers shall be required to complete a Questionnaire when switching from one tariff plan to another, only if he did not complete a Questionnaire for the plan from which he is switching.
(5) The Licensee must publish the Questionnaire on its website within seven (7) workdays of 28 Sivan 5778 (June 11, 2018).”
	12.	The following shall replace that stated in clause 55.4(a3)(b): “The conditions for disconnecting from the Licensee’s services or the conditions for complete disconnection;”[6]
	13.	In clause 55.5(e), the words “to replace an existing plan with a new plan” will be deleted; the words “including replacement of an existing plan with a new plan” will be deleted, and after the words “and their original signatures”, the following will be added: “That stated above shall also apply to a service other than a telecommunications service.”[7]
Amendment to clause 55A.1[8]	14.	In subclause 55A.1(b), the words “and the service access form” shall be replaced with: “the service access form and the Questionnaire”, and the words “in writing” shall be replaced with: “expressly, as specified below,”.
	15.	In subclause 55A.1(c), the words “the said telephone conversation” shall be replaced with: “the said telephone conversation; the Questionnaire that was sent as stated must also be marked and completed as the Applicant requested during the said telephone conversation.”
	16.	In subclause 55A.1(d), after the word “choices marked”, the words “and the details” will be added; after the words “in the service access form”, the words “and in the Questionnaire” will be added; the word “handwritten” will be deleted, and the sentence [sic – should be phrase] beginning with the words “either via” and ending with “his full name and ID number” will be deleted.

6          The amendment to clause 55.4(a3)(b) will come into effect on the signing date of the License amendment.
7          The amendment to clause 55.5(e) will come into effect on the signing date of the License amendment.
8          The amendment to clause 55A.1 will come into effect on 28 Sivan 5778 (June 11, 2018).

17.	The following will be added after subclause (d):
	“(d1)	For the purpose of the Applicant’s confirmation of the transaction, the Licensee must include a link in the electronic-mail message or in the text message, so that clicking on it shall lead to a landing page that contains two tabs: “I confirm” and “I do not confirm”; after the Applicant clicks on one of the two tabs, the Licensee must immediately send an electronic-mail message or a text message to the Applicant, which shall refer to the Applicant’s full name, indicating the confirmation or nonconfirmation of the terms of the engagement, as the case may be, and the date (date and time) that it was issued (“Confirmation Notice”).”
18.	In subclause 55A.1(e), the words “the Plan Basics and the service access form” will be replaced with: “the Plan Basics, the service access form and the Questionnaire”; the words “on the Plan Basics and on the service access form” will be replaced with: “on the Plan Basics, on the service access form and on the Questionnaire”, and the word “two” will be replaced with the word: “three.”
19.	The following will be added after clause 55A.1(f):
	“(f1)	Notwithstanding that stated above, if at issue is a transaction with a new Subscriber, in which the Licensee sends a SIM card to the Applicant, which the Applicant must activate via the Licensee’s website, then the Licensee must send the Plan Basics, the service access form and the Questionnaire to the Applicant, in the manner requested by the Applicant, immediately upon concluding the conversation between them, without him being asked to confirm the terms of the transaction. The Licensee must state in the Plan Basics that the transaction will come into effect only upon the activation of the SIM card.”

	20.	In subclause 55A.1(g)(2), the words “the Plan Basics and the service access form” will be replaced with: “the Plan Basics, the service access form and the Questionnaire.”
	21.	That stated in subclause 55A.1(g)(3) will be replaced with: “the Confirmation Notice.”
	22.	In subclause 55A.1(g)(4), the words “handwritten signature and the service access form bearing the Applicant’s handwritten markings and signature” will be replaced with: “handwritten signature, the service access form and the Questionnaire, bearing the Applicant’s markings, the details that he completed and his signature.”
	23.	In subclause 55A.1(i), the words “or a replacement of an existing plan with a new plan” will be deleted; the words “including a replacement of an existing plan with a new plan” will be deleted; and after the words “in clause 60.6(b)”, the following will be added: “that stated above also applies to a service other than a telecommunications service.”
	24.	Clause 55A.1(j) will be deleted.
Amendment to clause 55A.2	25.	In clause 55A.2(a), the words “the Plan Basics and the service access form” will be replaced with: “the Plan Basics, the service access form and the Questionnaire.”[9]
Amendment to clause 60	26.	The following will be added in subclause 60.6(b) after subclause (6):
		“(7)[10]	A telephone conversation from a telephone number on the Licensee’s network to IVR[11] according to the following alternatives:
			((a))	At the beginning of the conversation, the caller shall be asked to indicate whether the service is being requested for the telephone number used to make the call or for another telephone number of the caller on the Licensee’s network, and if at issue is a service for another telephone number as stated, the caller must enter the other telephone number. At the end of the conversation, a text message containing the details of the service, or a text message with a link to the product page containing the details of the service, must be sent immediately from the Licensee’s system to the telephone number from which the call was made. The said text message must also include the telephone number to which the service shall be provided, in the event that the service is intended for a telephone number other than the telephone number from which the call was made. For a call in which the service is intended for another telephone number as stated, a text message must also be sent from the Licensee’s system to the other telephone number, during the conversation, which includes a random identification code that the caller shall have to enter in order to complete the submission of the request;

9          The amendment to clause 55A.2(a) will come into effect on 28 Sivan 5778 (June 11, 2018).
10         The amendment to clause 60.6(b)(7) will come into effect according to the Licensee’s decision.
11         Interactive Voice Response.

		((b))	At the beginning of the conversation, the caller must be asked to indicate whether the service is being requested for the telephone number used to make the call or for another telephone number of the caller on the Licensee’s network, and if at issue is a service for another telephone number as stated, the caller must enter the other telephone number. The caller shall be identified by entering his ID number and the four last digits of his means of payment, and it shall be possible to continue the process only if the data entered is identical to the said data as existing in the Licensee’s system in relation to the telephone number for which the service is being requested. At the end of the conversation, a voice message shall be played indicating the name of the service, the price thereof and the telephone number to which the service shall be provided. The caller must be given an opportunity to choose to listen again to the said voice message. The caller must be asked to confirm the request to receive the service by clicking on a particular button.”
	27.	In clause 60.6(c), after the section “For the purposes of clause (b)(6) – a printout of the calls via internet”, the following will be added:

“For the purposes of clause (b)(7)((a)) – details of calls as specified in clause 11 in Annex E.1, which includes the call requesting the service, a recording of the contents of the call, which is played for anyone requesting the service, documentation in the Licensee’s system of the data entered by the Subscriber while listening to the text of the call, the contents of the text message sent to the Subscriber about the details of the service being requested and the contents of the additional text message sent to the Subscriber, insofar as the request was submitted from a different telephone line than the telephone line for which the service is being requested.

For the purposes of clause (b)(7)((b)) – details of calls as specified in clause 11 in Annex E.1, which includes the call requesting the service, a recording of the contents of the call, which is played for anyone requesting the service, and documentation in the Licensee’s system of the data entered by the Subscriber while listening to the text of the call.”[12]

Amendment to clause 61A	28.	In clause 61A.2, the words “complete termination” will be replaced with: “termination of the engagement.”
Amendment to clause 63	29.	The words “complete cessation of the Subscriber MRT services” will be replaced with: “discontinuance of service.”
Amendment to clause 64	30.	In the footnote of clause 64(e), the words “a tax invoice/receipt” will be replaced with: “a receipt”.[13]
Amendment to clause 67	31.	In clause 67.5, the words “and for a Split Business Subscriber” will be deleted.[14]

12         The amendment to clause 60.6(c) will come into effect according to the Licensee’s decision.
13         The amendment to clause 64(e) will come into effect on the signing date of the License amendment.
14         The amendment to clause 67.5 will come into effect on 28 Sivan 5778 (June 11, 2018).

	32.	In clause 67.7, the words “service access form” will be replaced with: “the Questionnaire” and, after the paragraph beginning with the words “The Licensee must present” and ending with the words “for receiving the Bill at any time, by way of an oral or written request,” the following new paragraph will be added:
“A Split Business Subscriber may, at any time, whether orally or in writing, amend the Business Subscriber’s application as completed in the Questionnaire.”[15]
	33.	In clause 67.9, after the words “via regular post,” the words: “once every calendar year at the most” will be added.[16]
	34.	In clause 67.9(a), the word “separate” will be deleted; after the words “via regular post”, the words: “as an attachment to the Bill” will be added and the word “monthly” will be deleted.[17]
Amendment to clause 67A	35.	In clause 67A.5(a), after the words “the Licensee shall obtain”, the words: “through the Questionnaire” will be added; and the words “the Licensee shall include” will be replaced with: “the Licensee shall take action to include”.
	36.	The following will be added after clause 67A.5(a):
		“(a1)	A Split Business Subscriber may, at any time, whether orally or in writing, amend the Business Subscriber’s application as completed in the Questionnaire.”
	37.	The following will be added after clause 67A.5(b):
		“(c)	The Licensee must take action to fulfill the Subscriber’s request within one workday after having received it. The Licensee must document how it acted as stated and must make this documentation available for delivery or forwarding to the Manager within five (5) workdays of receiving the request.”

15         The amendment to clause 67.7 will come into effect on the signing date of the License amendment.
16         The amendment to clause 67.9 will come into effect on the signing date of the License amendment.
17         The amendment to clause 67.9(a) will come into effect on the signing date of the License amendment.

Amendment to clause 69B	38.	In clause 69B.1, the words “of not less than thirty (30) days and not more than ninety (90) days” will be replaced with: “of between a minimum of thirty (30) days and a minimum of ninety (90) days.”[18]
Amendment to clause 71A	39.	The following will be added to the end of clause 71A.2(k): “The Licensee may deliver the said information by letter or electronic-mail message or text message in lieu of in the Telephone Bill.”[19]
	40.	In clause 71A.2(l), after the words “the said notices”, the words: “or the letter,” will be added.[20]
Amendment to clause 72	41.	In the clause heading of clause 72, after the word “disconnection”, the words: “or termination of an engagement” will be added.
	42.	In clause 72.1, after the words “disconnect service to a Subscriber”, the words: “or to terminate the engagement with him” will be added.
	43.	The existing clause 72.2 will be replaced with:
		“Service shall not be discontinued, service shall not be disconnected and no action shall be taken to terminate an engagement with a Subscriber in the instances specified in clause 72.1(a) and (b), until after the Licensee has issued prior written notice to the Subscriber of at least ten (10) days prior to the date of the discontinuance or disconnection or termination of the engagement; the notice must state that the Subscriber is being given an opportunity, within the timeframe to be specified in the notice, to rectify the act or omission due to which the Service shall be discontinued or the Service shall be disconnected or action shall be taken to terminate the engagement. The Licensee must document the notice issued to the Subscriber, retain the documentation in its possession and make it available for delivery or forwarding to the manager, at his request, within five (5) workdays of the execution date of the discontinuance of service or disconnection of service or termination of the engagement.”

18         The amendment to clause 69B.1 will come into effect on the signing date of the License amendment.
19         The amendment to clause 71A.2(k) will come into effect on the signing date of the License amendment.
20         The amendment to clause 71A.2(l) will come into effect on the signing date of the License amendment.

	44.	In clause 72.3, after the word “suspend”, the words: “or disconnect” will be added; and after the words “the Subscriber’s service”, the words: “or to terminate the engagement with him” will be added.
Amendment to clause 74	45.	The following will be added to the end of clause 74.3(f):
“The new tariff plan shall take effect no later than the day after the workday on which the transaction was executed.”[21]
	46.	The following will be added after clause 74.3(f):
		“(g)	In a transaction as specified in subclause (b), in which a fixed monthly payment or other fixed periodic payment is collected from the Subscriber as a result of adding a service to an existing line when no quantity of units for consumption has been defined, the Licensee shall charge the Subscriber in the fixed payment as stated according to the ratio between the number of days since the date the service was added and the last day of the billing period. If a quantity of units for consumption has been defined, the Licensee must notify the Subscriber that this quantity shall be provided to him in its entirety and that he shall be charged in full in the fixed payment.[22]
		(h)	In a transaction as specified in subclause (b), in which a fixed monthly payment or other fixed periodic payment is collected from the Subscriber as a result of adding a line to an existing account when no quantity of units for consumption has been defined for it, the Licensee shall charge the Subscriber in the fixed payment as stated according to the ratio between the number of days since the date the line was added and the last day of the billing period. If a quantity of units for consumption on the line has been defined, the Licensee must notify the Subscriber that this quantity shall be provided to him in its entirety and that he shall be charged in full in the fixed payment.[23]

21         The amendment to clause 74.3(f) will come into effect on 28 Sivan 5778 (June 11, 2018).
22         The amendment to clause 74.3(g) will come into effect on 28 Sivan 5778 (June 11, 2018).
23         The amendment to clause 74.3(h) will come into effect on 28 Sivan 5778 (June 11, 2018).

		(i) The Licensee shall not allow a SIM card to be activated by a Subscriber after the deadline for activation as stated has passed.”[24]
Amendment to clause 75	47.	In clause 75.4, the sentence beginning with the word “dates” and ending with the words “including payment,” will be replaced with the word: “payment,”.[25]
Amendment to clause 75D	48.	In clause 75D.3(c), after the words “the Subscriber”, the words: “including a Split Business Subscriber,”,[26] and the following will be added at the end of the clause:
		“Insofar as a Subscriber completely cancelled the additional cellular data packages, but began consuming an additional cellular data package, the charge in respect thereof shall be done according to that stated in clause 74.3(c).”[27]
	49.	The following will be added to the end of clause 75D.4(a):
		“That stated in this subclause shall not apply to M2M Subscribers[28] or to Pre-paid Subscribers.”[29]
Amendment to clause 78	50.	In clause 78.1(b), after the words “to every Subscriber who subscribed to the service”, the words: “and to the additional telephone number as specified in clause 55.4(a)(1)”, and after the words “the effective date.”, the following will be added: “The notice to the additional telephone number shall also include the Subscriber’s telephone number in which the change shall be made.”.[30]

24         The amendment to clause 74.3(i) will come into effect on 28 Sivan 5778 (June 11, 2018).
25         The amendment to clause 75.4 will come into effect on 28 Sivan 5778 (June 11, 2018).
26         The amendment to clause 75D.3(c) will come into effect on 28 Sivan 5778 (June 11, 2018).
27         The amendment to clause 75D.3(c) will come into effect on 28 Sivan 5778 (June 11, 2018).
28         Machine to Machine, such as: home alarm systems, electric gates.
29         The amendment to clause 75D.4(a) will come into effect on the signing date of the License amendment.
30         The amendment to clause 78.1(b) will come into effect on 28 Sivan 5778 (June 11, 2018).

51.	The following will replace the existing clause 78.1(g):

“Insofar as the Licensee provided a service to a private Subscriber, which is other than a voice service or text messages or cellular data, at a discount or for free for a defined period, including a service that is other than a telecommunications service, the Licensee must send to the Subscriber and to the additional telephone number specified by the Subscriber, as specified in clause 55.4(a)(1), which are accessible to text message services, a text message about the change in tariff, as specified in clause 78.1(b), to which a single-value link shall be attached to each service, which shall be valid for seven (7) days after the text message was sent, in which the Subscriber shall be asked to enter the attached link if he is not interested in continuing to receive the service for payment. The said link must lead to a landing page through which the service shall be cancelled; during the service cancellation, the Subscriber shall be identified solely by his ID number; the Subscriber may cancel the service from each of the two telephone numbers to which the text message was sent; the Licensee must send a text message to the Subscriber’s telephone number through which the service was cancelled to confirm the cancellation of the service; if the Subscriber cancelled the service through the said landing page, the Licensee is not allowed to continue or to begin charging the Subscriber in respect of the said service at the end of the said period. The sending of the text message by the Licensee to the Subscriber must be documented as specified in clause 60.6(c) and the contents of the text message shall be documented.

The Licensee must make the said documentation available for delivery or forwarding to the manager upon his request within five (5) workdays of the date the text message was sent.

The Licensee must send a voice message as specified in subclause (c) to telephone numbers having no access to text message services, and must document it as specified in subclause (d). Subscribers may also cancel a service as stated in other ways, including via regular post, electronic mail, internet chats and via facsimile.

The Licensee must send notice of the change in tariff to Business Subscribers and to Split Business Subscribers in the Bill details of the Bill preceding the date the change in tariff shall take effect or via text message with a link as specified above, or via electronic-mail message.”.[31]

31         The amendment to clause 78.1(g) will come into effect on 28 Sivan 5778 (June 11, 2018).

Amendment to clause 81	52.	In clause 81(b), the words “pursuant to clause 69D” will be deleted.[32]
	53.	The following will be added after subclause (c):
		“(d)	When collecting connection fees, the Licensee is not allowed to discriminate against a Subscriber who did not purchase the Terminal Equipment from it.”[33]
Amendment to clause 81A	54.	In subclause (d), after the words “sending of the SIM card”, the words: “at the very latest” will be added.[34]
Amendment to clause 83A	55.	In clause 83A(d), after the words “to the terms of the engagement agreement,” the following will be added: “and the Licensee refuted the disagreement regarding overcharging at the height of more than NIS 100 including VAT,”.[35]
Amendment to clause 104	56.	In clause 104.4(d), the words “the complaint officer” will be replaced with the word: “ombudsman.”
Amendment to Annex E	57.	In clause 2.4(c), the words “the complaint officer” will be replaced with the word: “ombudsman.”
	58.	In clause 2.5(f), “101.1” will be replaced with: “106A”.
	59.	In clause 2.5(g)(3), the words “Plan Basics page” will be replaced with: “the Plan Basics”.
	60.	The following will be added after clause 2.5(k):
		“(l)[36]	Purchase/rental of MRT Terminal Equipment without purchasing MRT Services – the rules specified above shall also apply to a transaction of this type, apart from that stated in subclause (g). The purchase agreement and the tax invoice must be delivered to the applicant at the time the transaction is executed.”

32         The amendment to clause 81(b) will come into effect on the signing date of the License amendment.
33         The amendment to clause 81(d) will come into effect on the signing date of the License amendment.
34         The amendment to clause 81A(d) will come into effect on the signing date of the License amendment.
35         The amendment to clause 83A(d) will come into effect on the signing date of the License amendment.
36         The amendment to clause 2.5(l) will come into effect on the signing date of the License amendment.

Amendment to Annex E.2	61.	In the service access form (mode of receipt of the Bill), the number 6 will be deleted.[37]
Addition of Annex E.3	62.	After Annex E.2, Annex E.3 will be added (Questionnaire on the mode of receipt of the Bill and on publishing the telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet), which is presented in Appendix A to the supplementary hearing document.[38]
Amendment to Annex F	63.	The following will be added after clause 2.1(d)(2):
		“(3)[39]	In the event that loading was executed in cash – the box must be marked that indicates the mode of execution of the loading as stated.”
Amendment to Annex P	64.	Clause 12 will be deleted.
Inception	65

a. The subject of “the Plan Basics” in clause 55.4(a) will come into effect on 11.06.18;

b. The subject of “the service access form” in clause 55.4(A1) will come into effect on 11.03.18;

c. The subject of “the Questionnaire” in clause 55.4(A2) will come into effect on 11.06.18.

4 Adar 5778 (19 February 2018)	_____________________________________________________ Maimon Shmila Acting Director-General Ministry of Communications

37         Will come into effect on 24 Adar 5778 (March 11, 2018).
38         Will come into effect on 28 Sivan 5778 (June 11, 2018).
39         The amendment to clause 2.1(d)(3) will come into effect on 28 Sivan 5778 (June 11, 2018).

Annex E.3
Questionnaire on the mode of receipt of the Bill and on publishing the telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet

Questionnaire on the mode of receipt of the Bill and on publishing the telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet
Licensee’s name Methods for sending the Questionnaire: Address Electronic mail address Facsimile no.
Date: _______________________
I, according to my details listed below, request to receive the Bill and to publish my telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet, as follows:

Subscriber’s details

Name of the Subscriber/Company: _____________ ID/Co. no. ___________ Address:  ______________________
Mark your choice with an x, complete as needed and sign.

1.
Mode of receipt of the Bill
☐ Regular post
☐ Electronic mail with a file attached
☐ Text message (SMS) with a link – telephone number:  ______________
☐ The Licensee’s website
☐ Other electronic means at the Licensee’s discretion

2.
Publishing the telephone number/s, which are billed in the Bill, in the telephone directory (“144”) and on the internet
☐ All telephone numbers – unlisted
☐ All telephone numbers – published
☐ Particular telephone numbers – unlisted; and the rest – published
The unpublished / published telephone numbers (mark your choice) are:
_________, __________, ____________, ____________, _____________
And the rest are unlisted / published (mark your choice).

In this engagement, in the presence of a representative of the Licensee – I declare that I marked and signed this form
Name of Licensee’s representative: ___________ Signature of the Licensee’s representative: ___________
The Subscriber’s signature: _______________